EXHIBIT 77 (C)

                 Matters Submitted to a Vote of Security Holders

            Voting Results of the Matters Submitted to a Vote of the
                           Pax World High Yield Fund
          Shareholders at the Pax World High Yield Fund Annual Meeting
                       of Shareholders held June 10, 2004.

              Quorum Needed: 50%; Outstanding Shares Voted: 78.050%

1. BOARD OF DIRECTORS: To elect six members to the Board of Directors, each to hold office until the next Annual Meeting of the Shareholders of the Fund or until a successor shall have been chosen and shall have qualified.

---------------------------- ------------------------- -------------------------- -------------------------
     DIRECTOR/TRUSTEE                 % FOR                   % WITHHELD                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
Carl H. Doerge, Jr.                   95.234                     4.766                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Thomas W. Grant                       85.647                    14.353                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
James M. Large, Jr.                   95.029                     4.971                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Louis F. Laucirica                    95.261                     4.739                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Laurence A. Shadek                    85.314                    14.686                      Yes
---------------------------- ------------------------- -------------------------- -------------------------
Esther J. Walls                       95.281                     4.719                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

2. SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS: At the Meeting, the votes cast for, against and abstaining from voting with respect to the ratification of the selection of Ernst & Young LLP as Independent Public Accountants were as follows:

---------------------------- ------------------------- -------------------------- -------------------------
           % FOR                    % AGAINST                  % ABSTAIN                   PASSED
---------------------------- ------------------------- -------------------------- -------------------------
          97.402                      0.249                      2.349                      Yes
---------------------------- ------------------------- -------------------------- -------------------------

3. IN THEIR DISCRETION, ON ALL OTHER BUSINESS: At the Meeting, the votes cast for, against and abstaining from voting with respect to transact such other business as may properly come before such Meeting or any adjournment thereof

---------------------------- ------------------------- ------------------------- --------------------------
           % FOR                    % AGAINST                 % ABSTAIN                   PASSED
---------------------------- ------------------------- ------------------------- --------------------------
          82.323                      13.949                    3.728                       Yes
---------------------------- ------------------------- ------------------------- --------------------------

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